Exhibit 10.2
Master Lease Agreement

#ML01862173

155 Commerce Way, Portsmouth, NH 03801 | Ph: 877-384-3439 | F: 800-875-0312

LESSEE: Please verify this section and complete any missing information
Lessee: Global Crossing Airlines LLC DBA Global Crossing Airlines LLC
Address: 4200 Nw 36th Street
City: Miami	State: fl	Zip: 33166	County:
Federal Tax ID: 832108996	State of Incorporation:		Home Phone:
Business Phone: 3058694780	Fax:	Email: francisco.arguello@globalxair.com

INSTRUCTIONS: The words “You”, Your” and “Lessee” refer to the lessee (the party who is leasing the Equipment); “We”, “Us”, “Our” and “Lessor” refer to CIT Bank, N.A., and its successors and assigns, the lessor. Please complete and/or verify information and sign or authenticate where noted. If You have any questions please call.

1. MASTER LEASE & SCHEDULES: You agree to lease the Equipment described in each Equipment Schedule (“Schedule”). Each Schedule shall constitute a separate agreement distinct from this Master Lease Agreement (“Master Lease”) and is subject to all of the terms and conditions contained herein. This Master Lease shall constitute a separate agreement distinct from each Schedule and is subject to all of the terms and conditions of each Schedule. In the event of a conflict between this Master Lease and a Schedule, the provisions of the Schedule (and any Addendum thereto) shall prevail. The term “Lease” when used herein means collectively, each Schedule and this Master Lease. Capitalized terms used and not otherwise defined herein shall have the same meanings given in a Schedule. The term of this Master Lease begins on the first Schedule’s “Commencement Date” (as provided in each Schedule) and continues as long as any Schedule remains unpaid. The Commencement Date with respect to each Schedule is the date on which such Schedule shall commence, which date is the date on which We in our sole discretion have provided Our acceptance of such Schedule. You authorize Us to insert or correct information on the Lease including Your proper legal name, address, dates and Equipment description. All notices shall be in writing addressed to You at Your address stated herein or to Us at 155 Commerce Way, Portsmouth, NH 03801.

2. EQUIPMENT: You have chosen the Equipment as set forth on each Schedule as applicable (“Equipment”). You acknowledge that the Equipment is leased to You solely for commercial or business purposes and not for personal, family, agricultural or household purposes. If the Equipment is unsatisfactory, Your only remedy is against its supplier or manufacturer and You have no remedy for damages against Us. If the Delivery Guaranty Option (as provided in each Schedule) is not applicable, the occurrence of the earlier of (i) Your confirmation to Us by phone, (ii) Your delivery to Us of an executed or authenticated Delivery & Acceptance Certificate (if requested by Us), (iii) the lapse of fifteen (15) days after delivery of the Equipment to You if You have not given written notice to Us of Your non-acceptance of the Equipment prior to the lapse of such fifteen-day period or (iv) the lapse of fifteen (15) days after delivery of the Equipment to You if You have given written notice to Us of Your non-acceptance of the Equipment and failed to return the Equipment to the supplier prior to the lapse of such fifteen-day period shall: (a) in each case constitute Your acknowledgement that You have inspected the Equipment, found it satisfactory in all respects and have irrevocably accepted it ”as is”, “where is” and without recourse, representation or warranty of any kind express or implied and (b) be a condition precedent for the occurrence of the Commencement Date. You will maintain Equipment location records and provide the Equipment location to Us upon demand. You are responsible for keeping the Equipment in good repair, condition and working order, except for normal wear and tear. You are responsible for complying with all laws relating to the Equipment or its use and to protect the Equipment from damage, seizure or loss. You will continue to make payments if any damage, seizure or loss occurs to any part of the Equipment, provided that, if the Equipment is completely destroyed, seized or lost, You shall pay Us the Default Amount described in the Defaults and Remedies section of the Lease on the next payment date. We are not responsible for any losses, damages or injuries caused by the installation or use of the Equipment or from any other loss while You have the Equipment and You agree to hold Us harmless and defend and indemnify Us against any claim for loss, damages or injuries, including attorneys’ fees and related costs. You shall not use the Equipment in: (i) the transportation of explosives, oil, gas, chemicals, radioactive materials, hazardous materials, hazardous substances, hazardous wastes or similar items (in each case as such terms are commonly defined or understood to mean, including under 49 C.F.R. §§ 171-173) or (ii) the transportation of passengers for hire or as a primary purpose of Your business, unless in each case: (a) you notify Us of your intention to so use the Equipment prior to such use, (b) We consent to such use prior to having such Equipment being subject hereunder and (c) You satisfy such terms and conditions and take such actions as We may reasonably require.

3. NO WARRANTY: We are leasing the Equipment to You “AS IS” “WHERE IS” AND WITH ANY AND ALL FAULTS. As We did not select, manufacture, supply or inspect the Equipment, WE MAKE NO WARRANTY OR REPRESENTATION, either express or implied as to the condition of the Equipment, its merchantability, its fitness or suitability for any particular purpose, its design, its capacity, its quality, or any other characteristics of the Equipment. We are not responsible for packaging, delivery, installation or testing of the Equipment. You agree that You have selected the supplier and each item of equipment based on Your own judgment and disclaim any reliance upon any statements or representations made by Us. The supplier is not an agent of Ours and nothing the supplier states can affect Your obligation under the Lease. You will continue to make all payments under the Lease regardless of any claim or complaint against any supplier.

4. REPRESENTATIONS: You represent and warrant to Us that: You, and each of the individuals signing or authenticating the Lease, have the lawful power and authority to enter into the Lease; by entering into the Lease You will not violate any law or other agreement; and the location of Your chief executive office, state of incorporation or organization, exact legal name, place of residence and Federal Tax ID number are accurately listed in the Lease. The Lease will constitute Your legal, valid and binding obligation, enforceable against You in accordance with the terms hereof. If a registered organization, You represent and warrant to Us that You are duly organized, duly authorized, validly existing and in good standing. THE LEASE CANNOT BE TERMINATED OR CANCELED BY YOU FOR ANY REASON. Your obligation to make payments under the Lease is absolute and unconditional.

5. ASSIGNMENT: YOU HAVE NO RIGHT TO SELL, TRANSFER, ASSIGN OR SUBLEASE THE EQUIPMENT OR THE LEASE, EXCEPT TO THE EXTENT WE PROVIDE OUR PRIOR WRITTEN

CONSENT (NOT TO BE UNREASONABLY WITHHELD).. You understand that We, without prior notice, have the right to assign, sell or otherwise transfer the Lease. You understand that Our assignee will have the same rights and benefits as Us. You agree that the rights of Our assignee will not be subject to any claims, defenses or setoff that You may have against Us.

6. SECURITY DEPOSIT: The security deposit, listed on a Schedule, is payable upon execution, is non-interest bearing, will be commingled with Our other funds and secures Your performance under the Lease. We may apply the security deposit to satisfy any amounts owed by You, in which event You will promptly restore the security deposit to its full amount. If all conditions are fully complied with and You have not ever been in default, the security deposit will be refunded to You after the proper return of the Equipment.

7. INDEMNITY: You indemnify Us and Our affiliates and Our and Our affiliates’ shareholders, directors, officers, employees, agents and assignees against any claims, actions, damages, fines, penalties, causes of action, suits or other legal proceedings or liabilities, including all attorneys’ fees, arising out of or connected with the Lease or any Equipment, (collectively, “Claims”), except for Claims arising out of or related to Our gross negligence, willful misconduct or fraud. Such indemnification shall survive expiration, cancellation or termination of the Lease.

8. LAW: The Lease is governed by Federal law and the laws of New York. You agree and consent to the jurisdiction and venue of any State or Federal Court located in New York County, New York. You waive any right to challenge the jurisdiction or venue for any reason. You waive the defense of Forum Non Conveniens. The Lease is intended to constitute a valid and enforceable legal instrument and no provision of the Lease that may be deemed unenforceable shall in any way invalidate any other provision or provisions hereof, all of which shall remain in full force and effect. The Lease constitutes the entire agreement between the parties. YOU AGREE TO WAIVE ALL RIGHTS TO A JURY TRIAL. Each party prefers that any dispute between them be resolved subject to the above jury trial waiver. Should the above jury trial waiver be found unenforceable, then, upon the written request of any party, any dispute, including any and all questions of law or fact relating thereto, shall be determined exclusively by a judicial reference proceeding in accordance with Cal. Civ. Proc. Code § 638 et seq. or the applicable state’s equivalent state law. The parties shall select a retired state or federal judge as the referee. The referee shall report a statement of decision to the Court. Notwithstanding the foregoing, nothing in this paragraph shall limit any other right of the parties under the Lease.

9. COMPUTER SOFTWARE: Notwithstanding any other terms of the Lease, You agree that as to software only: We have not had, do not have, nor will have any title to such software; You have executed or will execute a separate software license agreement and We are not a party to and have no responsibilities whatsoever in regard to such license agreement; You have selected the software as per the Equipment paragraph of the Lease; and We make no warranties of merchantability, data accuracy, system integration or fitness for use and take absolutely no responsibility for the function or defective nature of such software.

PERSONAL GUARANTY: As consideration for Our entering into the Lease, the undersigned Guarantor (“You”, “Your”), jointly and severally, unconditionally personally guarantees and agrees to be liable to Us, CIT Bank, N.A., the Lessor, for the full, prompt and indefeasible payment and performance of all now existing and future indebtedness, obligations or liabilities of the Lessee arising under the Lease. You agree that We may make other arrangements including compromise or settlement with the Lessee and You will waive all defenses and notice of those changes and will remain responsible for the payment and obligations of the Lease. We do not have to notify You if the Lessee is in default. If the Lessee defaults, You will immediately pay in accordance with the default provision of the Lease all sums due under the terms of the Lease and will perform all of the Lease obligations. If it is necessary for Us to proceed legally to enforce this guaranty, You expressly consent to the jurisdiction of the court set out in the ‘Law’ paragraph and agree to pay all costs, including attorneys’ fees incurred in enforcement of this guaranty (including attorneys’ fees incurred post-judgment). You also agree that the “Law” paragraph in its entirety applies to this guaranty. It is not necessary for Us to proceed first against the Lessee or the Equipment before enforcing this guaranty. You grant Us continuing authority to access, review and update from time to time credit reference information, including credit bureau reports, pertaining to You. All financial providers are hereby directed and authorized to release to Us any and all information pertaining to any of Your accounts.

Signature of the Guarantor (an Individual)

X	/s/ Ryan Goepel		12/22/2020
	Ryan Goepel	NO TITLE	Date

Signature of the Guarantor (an Individual)

X
	NO TITLE	Date

10. INSURANCE. During the term of each Schedule, You shall obtain and maintain, at Your own expense: (1) property damage insurance against all loss or damage to the Equipment, including, without limitation, loss by fire, theft and such other risks of loss as are customarily insured against on the Equipment, in amounts acceptable to Us, naming Us as loss payee (“Physical Damage Insurance”); and (2) liability and third party property damage insurance in amounts acceptable to, naming Us as an additional insured. In each case, such insurance shall be with such carriers and in such policy forms acceptable to Us. All policies must provide that We be given thirty (30) days’ written notice of any material change or

CONFIDENTIAL	Copyright ©2020

CIT Group Inc. All rights reserved. CIT and Direct Capital and their logos are registered trademarks of CIT Group Inc. CIT Bank, N.A. is a subsidiary of CIT Group Inc. Direct Capital is a division of CIT Bank, N.A.

Master Lease Agreement
#ML01862173

cancellation. You agree to provide Us with certificates or other evidence of insurance acceptable to Us. If You do not provide Us with evidence of acceptable Physical Damage Insurance, We have the right, but not the obligation, to obtain Physical Damage Insurance covering Our interest in the Equipment for the term of each Schedule, and renewals. You agree to cooperate with Us, Our insurer and Our agent in the placement of coverage and with claims. Any Physical Damage Insurance We obtain will not insure You against third party or liability claims and may be cancelled by Us at any time. In the event We obtain the above-described Physical Damage Insurance, You will be required to pay Us an additional amount each month for the insurance premium and an administrative fee. You agree that We, Our affiliates, and/or Our Agents may make a profit in connection with the Physical Damage Insurance We obtain. The cost may be more than the cost of obtaining Your own Physical Damage Insurance. If You later provide Us with evidence that You have obtained acceptable Physical Damage Insurance, We will cancel the Physical Damage Insurance We obtained. The Physical Damage Insurance We obtain (1) will not name You as an insured, additional insured, or loss payee; (2) will not provide You with liability and third party property damage insurance; (3) may not pay any claim that You make; (4) will not pay any claim made against You; and (5) may be cancelled by Us at any time. Nothing in this paragraph will relieve You of Your responsibility for liability and third party property damage insurance coverage on the Equipment. We may negotiate and settle for Our benefit all Physical Damage Insurance claims and all liability insurance claims involving Us or the Equipment and may sign or endorse Your name on any draft, check or instrument representing insurance proceeds covering the Equipment. We shall retain any Physical Damage Insurance proceeds up to the full amount owed under the Lease. You will remain responsible for any deficiency.

11. RENT, INTERIM RENT, FEES & OTHER CHARGES: You agree and promise to pay Us the periodic rental payments for the term (including any extensions) of the Lease in accordance with each Schedule plus any applicable sales tax, use tax or property tax and all other amounts described herein that are to be paid to Us under the Lease. You agree to reimburse Us for all fees, charges and penalties We may incur as the result of Your bank rejecting any automated clearing house (ACH) debits or credits due to insufficient funds or as the result of the bank account You provided to us in the Electronic Payment Authorization (or otherwise) (the “Authorized Account”) not being properly configured for ACH transactions. We have the right to apply all sums received from You to any amounts due Us pursuant to the Lease. You agree to pay Us a nonrefundable documentation fee plus all other reasonable fees associated with the Lease, including, but not limited to, credit inquiry, site inspection, appraisal, UCC search and filing, titling fees and costs and a servicing fee of up to $379, unless otherwise noted, payable upon termination of each Schedule. Your signature or other authentication is an irrevocable offer to enter the Lease. In the event that You sign or otherwise authenticate the Lease, but the Lease is not commenced, the advance payments, documentation fee and security deposit may be retained by Us to compensate for Our documentation, processing and other expenses. A late payment charge of the greater of $15 or 15% of the amount due will be assessed on any payment not paid within 3 days of the due date; interest on any delinquent amount due may be charged from the due date until paid at the highest legal rate. You also agree to pay Our standard NSF fee of $35 for each payment returned for insufficient funds. You agree to pay Us upon receipt of Your first invoice “Interim Rent” in an amount equal to 1/30th of the monthly rent, multiplied by the number of days from the Commencement Date to the first regular payment due date. Interim Rent is in addition to the sum of the regular monthly rent payments You are obligated to pay for the term of the Lease.

12. TAXES: You agree to pay when due or at a frequency set by Us all taxes (including sales, use, personal property tax, fines and penalties) and fees relating to the Lease or the Equipment. If We make payment on any of the above, You agree to reimburse Us. You agree to pay the Property Tax Administration fee of $79 per year.

13. EQUIPMENT OWNERSHIP: Unless the applicable Schedule contains a $1.00 purchase option, We are the owner of the Equipment and have sole title to the Equipment (excluding software) regardless of any payment to any supplier. You agree to keep the Equipment free and clear of all liens, claims and encumbrances. We have the right to inspect the Equipment at any time during Your regular business hours upon two (2) business days’ prior written notice (provided that such notice period shall not apply upon the occurrence and continuance of a Default). Provided no Default has occurred, We will not interfere with Your use and quiet enjoyment of the Equipment. Unless the applicable Schedule contains a $1.00 purchase option, You may, after written notice to Us not less than 90 days but not more than 180 days prior to the end of the initial term or 30 days prior to the end of any renewal term (as more fully provided below) of each Schedule and provided You are not in Default, (a) purchase all but not less than all of the Equipment for the fair market value, or for the purchase option amount otherwise stated on the Schedule or (b) return the Equipment to us. If the purchase occurs after the rendition date for any personal property taxes on the Equipment You agree to pay us estimated property tax based upon the prior year’s actual tax. If the applicable Schedule contains a fair market value purchase option, We will use Our reasonable judgment to determine the Equipment’s fair market value as configured, in place and installed. You agree that the “fair market value” is the amount that may reasonably be expected to be obtained for the installed Equipment in an exchange between a willing buyer and a willing seller, including costs to make the Equipment fully operational. If You do not agree with Our determination of the Equipment’s in use and in place fair market value, the fair market value (in use and in place) will be determined at Your expense by an independent appraiser mutually acceptable to You and Us. Any purchase shall be on an “as is, where is” basis, with all faults and without representation by or warranty from Us. If You elect to return the Equipment to Us, it must be returned, at Your expense, within 10 days of the expiration of this Lease to any place in the United States that We direct You in our return authorization in as good condition as when You received it, except for ordinary wear and tear. Prior to return You will pay for all outstanding lease payments, late charges, insurance charges, Our estimated property taxes on the Equipment based upon the prior year’s actual property tax, shipping and other expenses; and You will insure the Equipment for its full replacement value during shipping. If You do not deliver written notice of Your intent to purchase or return the Equipment, or having such notice fail to purchase or return the Equipment, the Lease Term of the Schedule shall be extended automatically for successive one month terms until We receive written notice at least 30 days prior to the end of the then current term from You as to Your intent to return or purchase the Equipment. If Your payment frequency is other than monthly, Your renewal payments shall be the monthly equivalent of Your periodic payment amount. Some or all of the items of Equipment returned to Us at any time may contain sensitive information or data belonging to Your organization, or Your customer/clients/patients, that is stored, recorded, or in any way contained within or on the Equipment. Before the Equipment is returned to Us or our agents, You will, at Your sole cost and expense, permanently destroy, delete and remove all such information and data that is stored, recorded or in any way contained within or on the Equipment so that further recovery of any of such information and data is not possible. We have absolutely no responsibility to remove such data and disclaim any liability for any data or information that You fail to so destroy, delete, and remove. All hard drives and other data retention components must function as originally installed after data removal.

14. UCC FILINGS: To secure Your obligations under the lease, You hereby grant Us a first priority security interest in the Equipment set forth in each Schedule and authorize Us to file UCC Financing Statements or similar instruments in Our Name or that of Our secured party representative to perfect such interest (in case this Lease is deemed a secured transaction). “Equipment” includes all replacements, parts, repairs, additions, accessions and accessories incorporated in the Equipment or affixed to the Equipment and any and all proceeds of the foregoing, including, without limitation, insurance proceeds. To secure Your obligations under the Lease, You also hereby grant Us a security interest in all of your right, title and interest in and to all of your chattel paper, goods, inventory, equipment (other than the Equipment), accounts, accounts receivable, documents, instruments, general intangibles, payment intangibles, investment property, rents, income, securities, fixtures and other property, whether now existing or owned by You or hereafter arising or acquired by You, and in all proceeds, including insurance proceeds, thereof (collectively, “Collateral”), and authorize Us to file UCC Financing Statements or similar instruments in Our Name or that of Our secured party representative to perfect such interest.

15. DEFAULT & REMEDIES: You will be in default if: You fail to make any required payment under the Lease when due; You fail to perform any other obligation of the Lease or other agreement with Us or our affiliates; any representation or warranty made by You is false; a material adverse change (as determined by Us) occurs in Your financial condition or We believe the prospect of payment is impaired; You enter or have entered against You insolvency, bankruptcy or similar proceedings; the death of a personal guarantor occurs; or You attempt to repudiate or revoke any agreement with Us (“Default”). If You are ever in Default, We, with or without notice to You, may initiate, and You hereby authorize Us to initiate, ACH debit entries at any time to the Authorized Account for all past due amounts (inclusive of any late payment charges, NSF fees and other amounts you are obligated to pay us under the Lease); may retain Your security deposit; terminate or cancel the Lease or any of Our obligations to You; require that You pay the unpaid rental payments (discounted at 4%), the amount of any purchase option and late charges, taxes, fees and interest on the same; (all such foregoing amounts added together, the “Default Amount”); sue for and recover from You any and all amounts due Us; enter the Equipment location and repossess and remove, or render unusable, the Equipment and Collateral; require You to make the Equipment and Collateral available to Us at a location determined by Us; sell or re-lease the Equipment to any party without notice under such terms and conditions as We alone shall determine; refer the Lease to an attorney for collection and pursue all other remedies available to Us under the Lease, any agreement, any applicable law or the UCC. You agree to pay all costs and expenses related to collection or repossession, including attorneys’ fees (including attorneys’ fees incurred post-judgment). You agree that any delay or failure to enforce Our rights under the Lease does not prevent Us from enforcing any rights at a later time. You agree that We will not be responsible to pay You any consequential or incidental damages you claim under the Lease.

16. FAX & ELECTRONIC DOCUMENTS: No modification to the Lease as supplied by Us to You shall be effective unless agreed to in writing or other authentication by Us. A fax or copy version of Your signature or other authentication on this Lease when received by Us shall be binding on You for all purposes as if originally signed. The Lease shall only become binding against Us when actually signed or authenticated by Us. If a printed version of the Lease is used, both You and We agree that the only version of the Lease that shall constitute the original authoritative version for all purposes is the version containing Our original signature and Your original, fax, copy or electronically affixed signature. If an electronic version of the Lease is used, both You and We agree that the only version of the Lease that shall constitute the sole authoritative version for all purposes is the version which has been authenticated by You and Us in accordance with applicable law and controlled by the “owner” (pursuant to the rules and regulations of DocuSign); provided that if the “Paper Out” process shall have occurred pursuant to the DocuSign product Reference Guide, and there shall simultaneously exist both the “Paper Out” printed version and an electronic version of the Lease, then the “Paper Out” printed version of the Lease as identified in the DocuSign audit record and corresponding affidavit shall constitute the sole authoritative version for all purposes. Both you and We hereby agree that the Lease may be authenticated by each party by electronic means, and expressly consent to the use of an electronic version of the Lease to embody the entire agreement and the understanding between You and Us. You wish to continue to receive information at Your fax and/or email addresses. The Lease may be executed in any number of counterparts, and all such counterparts, taken together, shall constitute one and the same instrument. Reference herein to “DocuSign” shall mean DocuSign, Inc., San Francisco, CA, or any successor electronic custodian appointed by Us.

17. CELL PHONE CONSENT: You agree that by providing Us with a telephone number for a cellular phone or other wireless device, You are expressly consenting to receiving communications – including but not limited to prerecorded or artificial voice message calls, text messages, and calls made by an automatic telephone dialing system—from Us and Our assigns, affiliates, and agents to You at that number. This express consent applies to each such telephone number that you provide Us now or in the future and permits such calls regardless of their purpose. These calls and messages may incur access fees from your cellular provider.

ACCEPTED:

Lessee Global Crossing Airlines LLC DBA Global Crossing Airlines LLC

X	/s/ Ryan Goepel
	Ryan Goepel	Member	Date

Lessor: CIT Bank, N.A
X
	Authorized Representative	Date

CONFIDENTIAL	Copyright ©2020

CIT Group Inc. All rights reserved. CIT and Direct Capital and their logos are registered trademarks of CIT Group Inc. CIT Bank, N.A. is a subsidiary of CIT Group Inc. Direct Capital is a division of CIT Bank, N.A.

EQUIPMENT SCHEDULE #DCC-1633213

Master Lease Agreement #ML01862173

This Equipment Schedule is subject to all of the terms and conditions of the referenced Master Lease Agreement (“Master Lease”), including, without limitation, Section 14 (UCC Filings). Each capitalized term used herein has the same meaning given to it in the referenced Master Lease unless otherwise defined herein. You have reviewed and acknowledge all terms of this Lease. Please sign or authenticate where noted.

LESSEE INFORMATION: Please verify this section and complete any missing information
Lessee: Global Crossing Airlines LLC DBA Global Crossing Airlines LLC
Billing Address: 4200 Nw 36th Street
City: Miami	State: fl	Zip: 33166	County:
Federal Tax ID: 832108996		State of Incorporation:
Phone: 3058694780	Fax:		Email: francisco.arguello@globalxair.com

EQUIPMENT DESCRIPTION:
All personal property as set forth on the below Invoice numbers dated as listed, including all attachments, accessories and inclusions per Invoice and all replacement parts, additions, repairs, accessions, attachments and accessories now or hereafter incorporated in or affixed to it, the “Equipment”.
Supplier(s) and Invoice Number(s):
See the attached Invoices for Equipment listing purposes only. You acknowledge that You are choosing to lease this Equipment over time per the payment schedule and terms and conditions of this Lease rather than the cash price listed on the Invoice(s).
Equipment Location (if different from billing): 4200 Nw 36th Street Miami fl 33166

LEASE TERMS and CONDITIONS:
Your Rent is set forth below, which is due in advance on the due date to be established by Us on our acceptance of this Schedule. This Schedule shall commence upon Our written acceptance or other authentication on the “Commencement Date” (provided below), the occurrence of which is described in the Master Lease. Upon the occurrence of the Commencement Date, this shall become a noncancelable, irrevocable lease; it cannot be cancelled or terminated.
LEASE TERM: 36 Months (term is monthly unless otherwise indicated)	MONTHLY RENT: $742.18 (plus applicable sales tax)	UPFRONT PAYMENT AMOUNTS: * Security Deposit $0.00 Advance Pmt w/ Estm. Tax $794.14 Processing Fees $0.00 *Inclusive of estimated sales tax where applicable	END OF LEASE OPTION: DCC FMV

End of Lease Option: Provided no Default under the Lease has occurred and is continuing, You may, at the end of the Lease term, purchase the Equipment for the amount listed under End of Lease Option above, on an “as is, where is” basis, with all faults and without representation by or warranty from Us.

Delivery Guaranty Option: If this option is elected, in reliance on Your promise to pay Us and subject to Lease terms, We may, subject to credit approval, pay Supplier(s) prior to Equipment delivery. In such case, You understand that despite the fact that some or all of the Equipment has not been delivered or installed, You authorize Us to pay Supplier(s) and Your obligations under this Lease will commence immediately and are absolute and unconditional. You understand and agree that if You are not satisfied with any part of the Equipment, You will only look to persons other than Us, such as Supplier(s), manufacturer, vendor, installer or carrier, and shall not: (i) assert against Us any claim or defense that You may have with the Equipment, installation or delivery and (ii) withhold, set off or reduce any payment due under this Lease by reason thereof. Election of the Delivery Guaranty Option is made separately.

Assignment of Invoice: For each Supplier that has directly invoiced You for any Equipment, You agree that each and every invoice pursuant to this Lease is hereby sold, assigned and transferred to Us, including all of Your rights, title and interest in and to the Invoice and the covered Equipment.

Rent Adjustment: You agree that We may adjust the Rent (as set forth above) upward or downward, as the case may be, in proportion to any variation between the final Equipment cost and the estimated Equipment cost upon which the original Rent set forth above was based, and You so authorize Us to make any such adjustment.

Program Change: The below change applies to this Schedule only. Except for the below change, no other change in the terms or provisions of the Master Lease are intended or implied.

End of Lease Notice: The third sentence in Section 13 of the Master Lease is hereby deleted in its entirety and the following sentence inserted in lieu thereof. “Unless the applicable Schedule contains a $1.00 purchase option, You may, after written notice to Us 30 days prior to the end of the initial term or 30 days prior to the end of any renewal term (as more fully provided below) of each Schedule and provided You are not in Default, (a) purchase all but not less than all of the Equipment for the fair market value or for the purchase option amount otherwise stated on the Schedule or (b) return the Equipment to us. “

Equipment Purchase: If the Delivery Guaranty Option is not applicable, You authorize Us to pay Supplier(s) pursuant to the attached Invoice(s). Upon signing or authenticating below, Your promises herein will be irrevocable and unconditional in all respects.

LEASE ACCEPTANCE:
Lessee: Global Crossing Airlines LLC DBA Global Crossing Airlines LLC				Lessor: CIT Bank, N.A.
X
X	/s/ Ryan Goepel		12/22/2020	Authorized representative
	Ryan Goepel	Member	Date	Commencement Date:

CONFIDENTIALCopyright ©2020 CIT Group Inc. All rights reserved. CIT and Direct Capital and their logos are registered trademarks of CIT Group Inc. CIT Bank, N.A. is a subsidiary of CIT Group Inc. Direct Capital is a division of CIT Bank, N.A.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for You: When You open an account, We will ask for Your name, address, date of birth, and other information that will allow Us to identify You. We may also ask to see Your driver’s license or other identifying documents.

At CIT, you and your business are our top priority.

We feel strongly about meeting the credit needs of businesses like yours from all communities we serve.

As part of this, we’re asking you to help us confirm an estimate of your business’ annual revenue based on your most recent fiscal year ended. By providing this data, you are helping us to fulfill our commitment to serving the convenience and needs of our local communities.”

Please select the range which aligns most closely with your annual revenue. Your options will be:

New Business or Entity

We appreciate your business and input.

Thank you!

CIT

CONFIDENTIAL

Copyright © 2020

CIT Group Inc. All rights reserved. CIT and Direct Capital and their logos are registered trademarks of CIT Group Inc. CIT Bank, N.A. is a subsidiary of CIT Group Inc. Direct Capital is a division of CIT Bank, N.A.

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At any time, you may request from us a paper copy of any record provided or made available electronically to you by us. For such copies, as long as you are an authorized user of the DocuSign system you will have the ability to download and print any documents we send to you through your DocuSign user account for a limited period of time (usually 30 days) after such documents are first sent to you. After such time, if you wish for us to send you paper copies of any such documents from our office to you, you will be charged a $0.00 per-page fee. You may request delivery of such paper copies from us by following the procedure described below.

Withdrawing your consent

If you decide to receive notices and disclosures from us electronically, you may at any time change your mind and tell us that thereafter you want to receive required notices and disclosures only in paper format. How you must inform us of your decision to receive future notices and disclosure in paper format and withdraw your consent to receive notices and disclosures electronically is described below.

Consequences of changing your mind

If you elect to receive required notices and disclosures only in paper format, it will slow the speed at which we can complete certain steps in transactions with you and delivering services to you because we will need first to send the required notices or disclosures to you in paper format, and then wait until we receive back from you your acknowledgment of your receipt of such paper notices or disclosures. To indicate to us that you are changing your mind, you must withdraw your consent using the DocuSign ôWithdraw Consentö form on the signing page of your DocuSign account. This will indicate to us that you have withdrawn your consent to receive required notices and disclosures electronically from us and you will no longer be able to use your DocuSign Express user account to receive required notices and consents electronically from us or to sign electronically documents from us.

All notices and disclosures will be sent to you electronically

Unless you tell us otherwise in accordance with the procedures described herein, we will provide electronically to you through your DocuSign user account all required notices, disclosures, authorizations, acknowledgements, and other documents that are required to be provided or made available to you during the course of our relationship with you. To reduce the chance of you inadvertently not receiving any notice or disclosure, we prefer to provide all of the required notices and disclosures to you by the same method and to the same address that you have given us. Thus, you can receive all the disclosures and notices electronically or in paper format through the paper mail delivery system. If you do not agree with this process, please let us know as described below. Please also see the paragraph immediately above that describes the consequences of your electing not to receive delivery of the notices and disclosures electronically from us.

How to contact Direct Capital:

You may contact us to let us know of your changes as to how we may contact you electronically, to request paper copies of certain information from us, and to withdraw your prior consent to receive notices and disclosures electronically as follows:

To contact us by email send messages to: customerservice@directcapital.com

To advise Direct Capital of your new e-mail address

To let us know of a change in your e-mail address where we should send notices and disclosures electronically to you, you must send an email message to us at customerservice@directcapital.com and in the body of such request you must state: your previous e-mail address, your new e-mail address. We do not require any other information from you to change your email address..

In addition, you must notify DocuSign, Inc to arrange for your new email address to be reflected in your DocuSign account by following the process for changing e-mail in DocuSign.

To request paper copies from Direct Capital

To request delivery from us of paper copies of the notices and disclosures previously provided by us to you electronically, you must send us an e-mail to customerservice@directcapital.com and in the body of such request you must state your e-mail address, full name, US Postal address, and telephone number. We will bill you for any fees at that time, if any.

To withdraw your consent with Direct Capital

To inform us that you no longer want to receive future notices and disclosures in electronic format you may:

i. decline to sign a document from within your DocuSign account, and on the subsequent page, select the check-box indicating you wish to withdraw your consent, or you may;

ii. send us an e-mail to customerservice@directcapital.com and in the body of such request you must state your e-mail, full name, IS Postal Address, telephone number, and account number. We do not need any other information from you to withdraw consent.. The consequences of your withdrawing consent for online documents will be that transactions may take a longer time to process..

Required hardware and software

Operating Systems:	Windows2000¬ or WindowsXP¬

Browsers (for SENDERS):	Internet Explorer 6.0¬ or above

Browsers (for SIGNERS):	Internet Explorer 6.0¬, Mozilla FireFox 1.0, NetScape 7.2 (or above)

Email:	Access to a valid email account

Screen Resolution:	800 x 600 minimum

Enabled Security Settings:	ò Allow per session cookies ò Users accessing the internet behind a Proxy Server must enable HTTP 1.1 settings via proxy connection

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These minimum requirements are subject to change. If these requirements change, we will provide you with an email message at the email address we have on file for you at that time providing you with the revised hardware and software requirements, at which time you will have the right to withdraw your consent.

Acknowledging your access and consent to receive materials electronically

To confirm to us that you can access this information electronically, which will be similar to other electronic notices and disclosures that we will provide to you, please verify that you were able to read this electronic disclosure and that you also were able to print on paper or electronically save this page for your future reference and access or that you were able to e-mail this disclosure and consent to an address where you will be able to print on paper or save it for your future reference and access. Further, if you consent to receiving notices and disclosures exclusively in electronic format on the terms and conditions described above, please let us know by clicking the æI agreeÆ button below.

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.